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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 14, 2003

                                 Prandium, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                33-14051                     33-0197361
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
      of Incorporation)          File Number)               Identification No.)

           2701 Alton Parkway
           Irvine, California                                     92606
(Address of Principal Executive Offices)                       (Zip Code)

                                 (949) 863-8500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

     On May 14, 2003, Prandium, Inc. (the "Company") entered into a non-binding Letter of Intent with Triyar Companies, LLC, The 180(degree) Group LLC, Prandium Acquisition Company, LLC and Goense Bounds & Partners (collectively, the "Investors") that contemplates a proposed transaction (the "Proposed Transaction") pursuant to which the Investors' would acquire the Company in exchange for $6.4 million in cash to be paid at closing, plus contingent consideration relating to potential future transactions involving certain of the Company's assets, as more particularly described in the Letter of Intent which is attached hereto as Exhibit 10.1.

     The term of the Letter of Intent (the "Term") encompasses an initial period of forty-five (45) days (expandable to fifty-five (55) days under certain circumstances) and an extended period of thirty (30) days. During the Term, the Company and its officers and directors may not, directly or indirectly without the permission of the Investors, solicit any offer or enter into any agreement for the sale, transfer or other disposition of any capital stock or any significant assets of the Company (excluding the sale of the Company's Hamburger Hamlet chain and other non-material asset transactions in the ordinary course of business), or for any business combination or reorganization involving the Company, to or with any other entity or person; or furnish to any person or entity (other than the Investors and their authorized agents and representatives or prospective purchasers of all or any portion of the Hamburger Hamlet chain) any non-public information concerning the Company or its business, financial affairs or prospects. Notwithstanding the above, if the Company has received a bona fide offer from a third party which the Board of Directors in good faith believes provides superior consideration to the proposal made by the Investors, the Company may grant such third party access to non-public information concerning the Company and negotiate with such party while continuing to negotiate in good faith with the Investors toward the execution and delivery of a definitive agreement. Further, if the Company receives an unsolicited offer to acquire all or a substantial portion of the Company during the Term, provides non-public information to such offerers, and subsequently consummates a transaction with such offerers within twelve months, then the Company will be required to pay the Investors an amount not to exceed $750,000 as reimbursement for reasonable out-of-pocket costs and expenses incurred by the Investors in connection with the Proposed Transaction.

     The consummation of the Proposed Transaction is contingent upon a number of conditions, including but not limited to: (a) the negotiation, execution and delivery of a definitive agreement; (b) the formal approval of the Proposed Transaction by the Boards of Directors of each of the companies involved; and
(c) the receipt or waiver of all necessary consents and approvals, including the required approval of the Company's stockholders.

     The specific terms agreed to by the parties with respect to the Proposed Transaction are more particularly described in the Letter of Intent attached as
Exhibit 10.1 to this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1 Letter of Intent dated May 14, 2003 Among Prandium, Inc., Triyar Companies, LLC, The 180(degree) Group LLC, Prandium Acquisition Company, LLC and Goense Bounds & Partners


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PRANDIUM, INC.



Date:  May 16, 2003              By: /s/  Robert T. Trebing, Jr.
                                    ----------------------------
                                    Robert T. Trebing, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number                     Description

10.1 Letter of Intent dated May 14, 2003 Among Prandium, Inc., Triyar Companies, LLC, The 180(degree) Group LLC, Prandium Acquisition Company, LLC and Goense Bounds & Partners


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